EXHIBIT 11

EAGLE FINANCIIAL SERVICES, INC. AND SUBSIDIARY

Computations of Weighted Average Shares Outstanding and Earnings Per Share (Shares Outstanding End of Month)


                1998                  1997                  1996
                Shares                Shares                Shares
                Outstanding           Outstanding           Outstanding
                                                           (As Restated)
               -------------          -------------        -------------

                  1,408,485             1,399,885             1,390,570
                  1,410,433             1,402,153             1,390,570
                  1,410,433             1,402,153             1,390,570
                  1,410,433             1,402,153             1,390,570
                  1,412,320             1,404,356             1,390,570
                  1,412,320             1,404,356             1,390,570
                  1,412,320             1,404,356             1,394,026
                  1,414,165             1,406,454             1,394,026
                  1,414,165             1,406,454             1,394,026
                  1,416,310             1,406,454             1,394,026
                  1,418,341             1,408,485             1,394,026
                  1,418,341             1,408,485             1,394,026
               -------------         -------------         -------------
                 16,958,066            16,855,744            16,707,576
                         12                    12                    12
------------   -------------         -------------         -------------
Weighted
Average
Shares
Outstanding       1,413,172             1,404,645             1,392,298
------------   -------------         -------------         -------------
Net Income        1,308,805             1,112,012             1,311,337
------------   -------------         -------------         -------------
Earnings Per
Share, Basic
and Assuming
Dilution               0.93                  0.79                  0.94
------------   -------------         -------------         -------------

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